 United Realty Trust Incorporated 10-Q

Exhibit 10.1

AGREEMENT OF SALE

THIS AGREEMENT OF SALE (this “Agreement”), made this 23rd day of July, 2014, by and between FRS CARNEGIE PLAZA, L.L.C., a New Jersey limited liability company (hereinafter called “Seller”), and UNITED REALTY PARTNERS, LLC, a Delaware limited company (“United Realty”), and/or its nominees or assigns (hereinafter called “Buyer”). In the event that United Realty elects to appoint a new wholly related single purpose entity to take title to the Property (as defined below), such entity shall become the Buyer hereunder in place of United Realty upon written notice thereof to Seller. The Effective Date shall be the last date this Agreement is executed by either Buyer or Seller.

BACKGROUND

A.  Seller hereby agrees to sell and convey to Buyer who agrees to purchase, all that certain lot, piece or parcel of ground (the “Land”), together with the improvements located thereon (the “Improvements”), situated in CHERRY HILL TOWNSHIP, CAMDEN COUNTY, NEW JERSEY and known as 7 Carnegie Plaza consisting of a total of approximately 17 acres of land with an improved area containing a building with +/- 90,070 rentable square feet, said lot, piece or parcel and improvements being designated as Block 468.03, Lot 2 as identified on the records of township of Cherry Hill, NJ, and more particularly described on Exhibit “A” attached hereto and made a part hereof (the Land and the Improvements are collectively referred to as the “Premises”).

B.  The sale set forth in this Agreement shall also include (i) the fixtures, equipment and systems which are located in the Improvements; (ii) all certificates, licenses, permits, authorizations and approvals issued for or with respect to the Property by governmental and quasi-governmental authorities having jurisdiction (“Licenses, Permits and Approvals”), to the extent transferable; (iii) all contracts and agreements relating to the management, operation, servicing and/or maintenance of Property, to the extent Buyer elects to assume the same as provided herein (“Contracts”); and (iv) all appurtenances, easements and other rights and privileges in any way pertaining or beneficial to the Land or the Improvements (collectively and with the Premises, the “Property”).

C.  The sale set forth in this Agreement and the parties’ obligations to close are expressly contingent upon FOX REHABILITATION SERVICES, P.C., an affiliate of Seller, entering into a certain Lease agreement as more particularly set forth hereinafter.

TERMS AND CONDITIONS

NOW THEREFORE, in consideration of the mutual agreements herein set forth and other good and valuable consideration, the parties hereto, incorporating the foregoing recitals by this reference and intending to be legally bound hereby, agree as follows:

1.          Sale of Property. Subject to all of the terms and conditions of this Agreement, Seller agrees to sell and convey the Property, and Buyer agrees to purchase and accept the Property from Seller.

1

2.          Purchase Price; Deposit.

(a)        Purchase Price. The purchase price for the Real Property shall be Nine Million Three Hundred Thousand Dollars ($9,300,000.00);

(b)        The Purchase Price shall be paid as follows:

(i)          One Hundred Thousand Dollars ($100,000.00) by wire transfer of immediately available funds (the “First Deposit”) to Riverside United Title Agency, LLC (the “Escrow Holder”) within three (3) business days of full execution of this Agreement. The First Deposit shall be held in escrow pursuant to Section 2(c) hereof. Following the expiration of the Due Diligence Period, the entire First Deposit shall become non-refundable to Buyer unless Seller defaults under this Agreement such that Settlement does not occur as a result of such Seller default;

(ii)          An additional Five Hundred Thousand Dollars ($500,000.00) by wire transfer of immediately available funds (the “Second Deposit” and together with the First Deposit, collectively, the “Deposit”) to the Escrow Holder within two (2) business days after the conclusion of the Due Diligence Period (as defined in Section 8(d) hereof) unless this Agreement is terminated in Accordance with Section 8(d) hereof;

(iii)          The Deposit and the balance of the Purchase Price shall be paid to Seller, and/or applied to Seller’s closing costs, by Buyer plus or minus any adjustments thereto in accordance with this Agreement, by immediately available funds at Settlement; and

(iv)          All wires of any portion of the Deposit to Escrow Holder shall be made in accordance with the following wire instructions:

Bank:	Signature Bank NY
Private Client Group 204
6321 New Utrecht Avenue
Brooklyn, NY 11219

Routing #:	026013576
Account Name:	Riverside Abstract, LLC
Account #:	1501553782

(c)       The Deposit shall be held by Escrow Holder in a federally insured account in accordance with the provisions of this Agreement. At Settlement, the Deposit, together with any interest earned thereon, shall be paid to Seller and credited against the Purchase Price. If Settlement is not completed hereunder because of a default of the Buyer, the Deposit, together with any interest earned thereon, shall be paid to Seller as liquidated damages without further recourse against the Buyer. Seller, Buyer and Escrow Holder, by its joinder in this Agreement, agree as follows with respect to the duties of Escrow Holder hereunder:

2

(i)          Escrow Holder undertakes to perform only such duties as are expressly set forth in this Agreement and no implied duties or obligations shall be read into this Agreement against Escrow Holder.

(ii)          Escrow Holder may act in reliance upon any writing or instrument or signature which it believes, in good faith, to be genuine, and may assume that any person purporting to give any writing, notice, advice or instrument in connection with the provisions of this Agreement has been duly authorized to do so. Escrow Holder shall not be liable in any manner for the sufficiency or correctness as to form, manner and execution, or validity of any instrument deposited in escrow, nor as to the identity, authority, or right of any person executing the same, and Escrow Holder’s duties under this Agreement shall be limited to those provided in this Agreement.

(iii)          Unless Escrow Holder discharges any of its duties under this Agreement in a negligent manner or is guilty of willful misconduct with regard to its duties under this Agreement, Seller and Buyer hereby release and indemnify Escrow Holder and hold it harmless from any and all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or other expenses, fees, or charges of any character or nature, which it may incur or with which it may be threatened by reason of its acting as Escrow Holder under this Agreement; and, in such connection, Seller and Buyer shall jointly indemnify Escrow Holder against any and all expenses including reasonable attorneys’ fees and the cost of defending any action, suit or proceeding or resisting any claim in such capacity.

(iv)          If the parties (including Escrow Holder) shall be in disagreement about the interpretation of this Agreement, or about their respective rights and obligations, or the propriety of any action contemplated by Escrow Holder, Escrow Holder may, but shall not be required to, file an action in interpleader to resolve the disagreement. Escrow Holder shall be indemnified for all costs and reasonable attorneys’ fees in its capacity as Escrow Holder in connection with any such interpleader action and shall be fully protected in suspending all or part of its activities under this Agreement until a final judgment in the interpleader action is received.

(v)          Escrow Holder may consult with counsel of its own choice and have full and complete authorization and protection in accordance with the opinion of such counsel. Escrow Holder shall otherwise not be liable for any mistakes of fact or errors of judgment, or for any acts or omissions of any kind, with respect to acting as Escrow Holder unless caused by its negligence or willful misconduct.

3

3.          Condition of Title; Zoning.

(a)          Title to the Property shall be conveyed by Seller to Buyer by warranty deed (the “Deed”). Title to the Property at Settlement shall be good and marketable title and insurable at the customary rates charged by national title insurers in New Jersey, subject to: (A) real estate taxes not yet due and payable, (B) any special assessment levied or pending against the Property which are not yet due and payable as of the date hereof, (C) any governmental restrictions or requirements such as building, zoning and subdivision laws and regulations, ordinances and requirements, (D) exceptions or liens arising out of the acts or omission of Buyer, (E) any matter shown on the Title Commitment and not otherwise objected to; (each of the items identified in subparts (A), (B), (C), (D) and (E), being sometimes referred to herein collectively as the “Permitted Title Exceptions.” Additionally, Seller may cure any title objection by causing Riverside United Title Agency, LLC or such other title insurer as may be agreed to by the Buyer hereto (the “Title Company”), to insure over any matter.

(b)          Within three (3) business days of execution hereof, Buyer shall order from the Title Company, a preliminary title commitment for an ALTA owner’s policy of title insurance with respect to the Property, together with complete legible copies of all instruments and documents referred to therein as Schedule B-I and B-II recorded exceptions to title (the “Title Commitment”).

(c)          Prior to the completion of the Due Diligence Period, Buyer shall give Seller written notice of any title exceptions (other than Permitted Title Exceptions) which adversely affect the Property in any respect and as to which Buyer reasonably objects. If, for any reason, Seller is unable or unwilling to take such actions as may be required to cause such exceptions to be removed from the Title Commitment, Seller shall give Buyer notice thereof; it being understood and agreed that the failure of Seller to give such notice within ten (10) days after Buyer’s notice of objection shall be deemed an election by Seller to remedy such matters. Any exceptions referred to in the Title Commitment other than those objected to by Buyer that Seller has agreed to remedy pursuant to this paragraph shall be deemed part of the “Permitted Title Exceptions”. Notwithstanding the foregoing, Seller expressly agrees to remedy any and all title exceptions, whether or not objected to by Buyer, which can be remedied by the payment of money, which sums shall be paid from Seller’s funds at or before Settlement.

(d)          Title to the Personal Property and all other property intended to be conveyed or assigned hereunder shall be valid and subject to no encumbrances or security interests.

(e)          Except with respect to a breach of this Agreement by Seller, if title to the Property cannot be conveyed to Buyer at Settlement in accordance with the requirements of this Agreement then Buyer, as its sole remedy, shall have the option of either:

              (i)          Taking such title as Seller can cause to be conveyed and waiving the unfulfilled condition, without abatement of the Purchase Price, whereupon the parties hereto shall complete the transaction herein contemplated and the provisions relating to the condition of title shall be deemed waived by Buyer; or

              (ii)          Terminating this Agreement by written notice to Seller, whereupon Buyer shall return the Property Documents to Seller; the Deposit together with any interest earned thereon, shall be returned by Seller to Buyer; actual third-party costs (as evidenced by paid invoices therefor) incurred by Buyer in connection with this Agreement and Buyer’s due diligence activities hereunder, shall be reimbursed by Seller to Buyer and this Agreement shall terminate, after which the parties shall have no further responsibility each to the other hereunder.

4

4.          Settlement. Settlement shall be made on or prior to August 31, 2014 (“Settlement Date”) on or prior to 2:00 p.m. (prevailing time) at the office of the Title Company, unless Seller and Buyer agree in writing to a different time and place (“Settlement”). The date and time of Settlement is hereby agreed to be of the essence of this Agreement. Buyer shall have One (1) option to extend the Settlement Date for twenty five (25) additional days by (i) providing written notice to Seller no later than five (5) days prior to the Settlement Date, and (ii) contemporaneously therewith depositing the sum of Twenty Five Thousand and No/100 Dollars ($25,000.00) (the “Extension Deposit”) with Escrow Holder. The Extension Deposit shall be nonrefundable to Buyer (except as otherwise provided herein), but shall be applicable to the Purchase Price at Closing.

5.          Provisions With Respect to Settlement.

(a)          At Settlement, Seller shall deliver, or cause to be delivered, to Buyer, at Seller’s sole cost and expense, each of the following:

(i)            Deed. A special warranty deed for the Property in customary form executed and acknowledged by Seller.

(ii)           Bill of Sale. A bill of sale conveying to Buyer Seller’s rights in any personal property included in the Property. The parties agreeing that the value of any personal property being conveyed hereunder is de minimis.

(iii)          Fox Rehabilitation Services, P.C. Lease Requirement. This Agreement is expressly contingent upon Seller causing Fox Rehabilitation Services, P.C. (“FRS”), Seller’s affiliate as tenant, to execute a new triple-net lease in favor of Buyer as landlord (the “FRS Lease”) for one hundred (100%) percent of the Property, on a triple-net basis for a minimum rent of $856,000.00 per annum for the first lease year in the form attached hereto as Exhibit “B”. FRS Lease shall be delivered to Buyer at Settlement. Notwithstanding anything contained in this Agreement to the contrary, Buyer agrees and acknowledges that FRS may, prior to Settlement, enter into a sublease with Interflex Payments, LLC (“Interflex”) for approximately 10,000 square feet of rentable space in the Building (“Interflex Sublease”) as more particularly described on Exhibit “C” The Interflex Sublease shall be made upon economic terms and conditions not less than those contained in the FRS Lease. If Seller enters into the Interflex Sublease prior to Settlement, (i) Buyer agrees that such Interflex Sublease shall be deemed to be a permitted sublease under the FRS Lease and (ii) upon a default by FRS under the FRS Lease, Buyer agrees to recognize Interflex and all of its rights under the Interflex Sublease;

(iv)          Assignment of Contracts. An assignment of any contracts for services or other matters that Buyer elects to accept in its sole discretion.

(v)           Possession. Possession of the Property.

5

(vi)           FIRPTA Affidavit. An affidavit pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended, confirming that Seller is not a non-resident alien for purposes of United States income tax.

(vii)          Settlement Affidavits. Affidavits and similar instruments as are reasonably required by the Title Company and the satisfaction of any Internal Revenue Service disclosure and reporting requirements, including, but not limited to, Form 1099B. All such affidavits and similar instruments shall be in form and substance reasonably satisfactory to Seller and the Title Company.

(viii)         Tenant Estoppel Certificate and SNDA Agreement. An estoppel certificate (“Estoppel”) from and subordination, attornment and non-disturbance agreement (“SNDA”) signed by Fox Rehabilitation Services, P.C. (“Tenant”) in form and substance reasonable acceptable to Buyer and Buyer’s lender.

(ix)            a true and complete set of all as built building plans, specifications and drawings (and of all documents and other materials related thereto) for the Land or Improvements, if available;

(x)             the original (or copies if originals are not available) tax bills for the Land or Improvements;

(xi)            certificates of occupancy;

(xii)           to the extent available, all manuals, diagrams, shop drawings, warranties and related data in possession of Seller concerning the Property and the use, maintenance and operation of its systems and facilities;

(xiii)          all keys and security codes to the Improvements;

(xiv)          duly executed certificate, dated the Settlement Date, stating that the representations and warranties contained in Section 10 (A) are true, correct and complete as of such date;

(xv)           duly executed Bill of Sale for the Personal Property;

(xvi)          duly executed statement to be prepared by the Title Company showing all closing prorations (the “Closing Statement”);

(xvii)         such other documents and instruments as Buyer or its Title Company may reasonably request to perfect title to any of the Property in Buyer;

(b)          At Settlement Buyer shall deliver, or cause to be delivered, to Seller, at Buyer’s sole cost and expense, the following:

(i)              Purchase Price. The balance of the Purchase Price in accordance with Section 2 hereof along with any adjustments thereto.

6

(ii)          Execution of Lease. Buyer shall execute and deliver to Tenant the FRS Lease.

(iii)          Settlement Affidavits. Affidavits and similar instruments as are reasonably required by the Title Company and the satisfaction of any Internal Revenue Service disclosure and reporting requirements, including, but not limited to, Form 1099B. All such affidavits and similar instruments shall be in form and substance reasonably satisfactory to Buyer and the Title Company.

6.          Taxes; Apportionments; Costs.

(a)          Except as otherwise set forth in Section 15 of this Agreement, any realty transfer taxes imposed on the sale of the Property pursuant to this Agreement shall be borne by Seller except for the New Jersey Mansion Tax (“Mansion Tax”), which such Mansion Tax, if payable, shall be borne by Buyer.

(b)          Real estate taxes, water and sewer rentals and all other apportionable charges shall be apportioned between Seller and Buyer as of Settlement on a per diem basis, based on the fiscal year or billing period, as applicable, of the levying authority. To the extent possible Seller shall cancel its utility accounts for the Property as of the date of Settlement and Tenant shall be responsible for arranging utility service in Tenant’s own name, and any such accounts that are terminated by Seller shall not be apportioned.

(c)          Each party will pay all its own expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, their respective accounting, legal and appraisal fees. Buyer, in addition to its other expenses, shall pay all premiums for title insurance obtained by Buyer and for the recording of the deed and any other instruments to be recorded by Buyer in connection with its acquisition of the Property.

7.          Default and Remedies.

(a)          If (i) Buyer fails to complete Settlement in accordance with the terms of this Agreement, time being strictly of the essence in any such case, or (ii) otherwise defaults under the Agreement and such default is not cured within ten (10) days after written notice specifying such default is given to Buyer; then in such event the Deposit or such portion thereof as has been paid, and any interest thereon shall be paid to and retained by Seller as liquidated and agreed damages for such breach or failure to Settle, which shall be Seller’s sole remedy for such breach, and this Agreement shall thereupon terminate and the parties shall have no further liability or obligation each to the other hereunder except for those obligations which expressly survive the termination of this Agreement. The parties hereto acknowledge that the damages provided for hereby are a fair and reasonable approximation of the harm that Seller would suffer as a result of Buyer’s default.

7

(b)          If Seller defaults in its obligations under this Agreement, and such default is not cured within ten (10) days after written notice specifying such default is given to Seller, Buyer, in its sole discretion may either: (i) terminate this Agreement by written notice to that effect given to Seller, in which event the Deposit and Extension Deposit plus actual out of pocket costs (including legal fees and due diligence costs) shall be paid to Buyer and this Agreement shall thereupon terminate; or (ii) enforce this Agreement by way of an action for specific performance. In the event that Buyer elects to proceed pursuant to Section 7(b)(ii), then any such action shall be commenced within ninety (90) days after the date of Buyer’s notice of default to Seller or Buyer shall be deemed to have elected to proceed in accordance with Section 7(b)(i) hereof and shall have no further right to proceed by way of an action for specific performance or otherwise. In the event that Buyer elects to proceed with an action for specific performance in accordance with Section 7(b)(ii), Buyer shall also be entitled to receive from Seller reasonable attorney’s fees, court costs and other costs and losses suffered by Seller thereby. The parties hereto acknowledge that the damages provided for hereby are a fair and reasonable approximation of the harm that Buyer would suffer as a result of Seller’s default.

(c)           In the event of a wilful or intentional default on the part of the Seller hereunder making it impossible to transfer title to Buyer as herein contemplated, then Buyer shall be entitled to pursue any and all remedies provided at law or in equity, including the rights to direct damages, excluding consequential damages against Seller. Seller hereby waives and releases any right to seek direct damages, including consequential damages, or specific performance against Buyer.

(d)           Buyer and Seller hereby agree that the remedies available against the other are set forth in their entirety herein, and forever waives and releases any claims that they may now or in the future have under this Agreement or otherwise for rescission, damages or equitable relief not specifically provided for herein. This waiver and release shall remain in effect notwithstanding the discovery of additional facts or claims not now known to Buyer or Seller.

8.          Due Diligence.

(a)          Buyer, is purchasing the Property based upon Buyer’s own due diligence and inspections and, except as expressly set forth in this Agreement, is not relying upon any representations and warranties of Seller whatsoever. If, prior to Settlement Buyer shall undertake any inspections or testing of or concerning the Property, Buyer shall in all respects adhere to the provisions of this Agreement related thereto.

8

Notwithstanding the foregoing, Seller represents and warrants that the Property is zoned IR – Restricted Industrial Zone (Cherry Hill Township) under the applicable Zoning Ordinance and/or Codes and that the current use of the Property complies with such zoning. At Settlement, if or as required by applicable law, Seller shall deliver to Buyer a certification from the appropriate governmental agencies as are applicable, confirming such zoning and including any violation of the environmental, housing, building and safety codes or fire ordinances and/or other applicable statutes or laws and such other instruments or certificates required to be issued under applicable law prior to the conveyance of the Property. If repairs, remediation or replacements to the Property are required by the applicable governmental authorities prior to the issuance of the foregoing certificates, Seller shall have the right, at its election, to (i) make such repairs, remediation or replacements at its sole cost prior to the Settlement Date, (ii) give Buyer access to the Property to make such repairs, remediation or replacements at Seller’s sole cost and shall reimburse or at closing credit Buyer for such costs and expenses against the Purchase Price. In the event that such repairs, remediation or replacements cannot be made prior to the Settlement Date or Seller elects not to make such repairs, remediation or replacements prior to the Settlement Date because such repairs, remediation or replacements are not required by any municipality or other governmental agency in order to close the transaction, the parties shall leave, from the Purchase Price and/or Seller’s funds, in escrow with the Escrow Holder an estimated sum sufficient to reimburse Buyer for the costs thereof actually incurred (the “Repair Escrow”), which sum shall be released to Buyer immediately upon the completion and billing for such repairs with any balance remaining thereafter being paid to Seller. In the event that the Repair Escrow is insufficient to reimburse Buyer for the costs of such repairs and replacements, Seller shall remain liable to Buyer for the amount of such deficiency and Seller’s obligation to pay such deficiency shall survive the Settlement or other termination of this Agreement.

(b)          Seller (if not previously delivered) shall deliver to Buyer within three (3) business days of the date of this Agreement (and Buyer shall confirm promptly receipt of same) copies of such documents, leases, plans, designs, service agreements, warranties, surveys, building plans including but not limited to all property records pertaining to operating expenses for at least three (3) years, Certificates of Occupancy, Land Surveys, Roof Warranties, Environmental Reports, Building and Structural plans, inspection reports, fire safety maintenance records, and any other reports reasonably requested regarding the Property as are in Seller’s possession or control (such documents, together with any other materials related to the Property delivered by Seller to Buyer with respect to the Property are herein referred to as the “Property Documents”). The Property Documents shall be returned to Seller if this Agreement is terminated for any reason and Buyer may not retain any copies, summaries, or extracts in any form or format. Notwithstanding the foregoing, Seller makes no representation or warranty of any kind or nature whatsoever regarding the Property Documents except that they are true, correct and unaltered copies of such documents or disclosures as are in Seller’s possession. In addition to the forgoing, FRS, shall deliver to Buyer for review FRS’s financials for at least 6 years and year to date and any other reports reasonably requested (the “FRS Documents”). The FRS Documents shall be returned to FRS if this Agreement is terminated for any reason and Buyer may not retain any copies, summaries, or extracts in any form or format. Seller and FRS hereby represent and warranty the truth and accuracy of the FRS Documents and that they are true, correct and unaltered copies of such documents or disclosures as are in Seller’s and/or FRS’s possession. Throughout the Due Diligence Period (as defined below) Seller shall deliver to Buyer such other documents or information relating to the Property or the Tenant as are in Seller’s or Tenant’s possession or under Seller’s or Tenant’s control, or reasonably obtainable by Seller.

(c)          From the date hereof until the completion of the Settlement or earlier termination of this Agreement, Seller agrees to permit Buyer and Buyer’s representatives to inspect and examine the Property at all reasonable times during weekday hours (9 a.m. to 5 p.m.) with reasonable advance notice, such notice to be given by e-mail or facsimile, subject to the rights of tenants as to the leased areas. Notwithstanding the forgoing, Buyer and/or Buyer’s representatives shall be permitted to enter upon the public areas of the Property at any and all times such areas are open to the public. Buyer shall not conduct any invasive testing or examinations except by a licensed third party professional inspection or engineering company, and all such testing or examinations may only be upon Seller’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, and Buyer shall restore the Property to its condition prior to such testing or examinations at Buyer’s sole cost and provide Seller with copies of all such inspections and reports conducted by or on behalf of Buyer regarding the Property.

9

(d)          Buyer is granted the period from the Effective Date until 5:00 p.m. EDT on the date which is Thirty (30) days after the date of execution of this Agreement by all parties (the “Due Diligence Period”), to perform such due diligence as Buyer deems appropriate to satisfy itself as to the use of the Property for its intended purpose, applicable zoning regulations, availability of utilities, environmental matters including any environmental studies required by Buyer and/or Buyer’s lender, and review of all Property Documents and leases affecting the Property and review of Tenant’s financial condition. If Buyer is dissatisfied for any or no reason during said Due Diligence Period, Buyer in its sole discretion and without explanation may terminate this Agreement by written notice via hand delivery, email, facsimile or in any other manner permitted by this Agreement, which notice is deemed given when sent to Seller electronically or when received by Seller if given by any other means, at or before 5:00 p.m. prevailing EDT on the date which is Thirty (30) days after the date of execution of this Agreement by all parties, time being strictly of the essence; in which event the Deposit shall be returned to Buyer, Buyer shall return all Property Documents to Seller and this Agreement shall thereupon terminate except for those provisions which expressly survive termination (the “Due Diligence Termination Notice”), and the parties shall have no further liability or obligation each to the other hereunder except for those provisions which expressly survive the termination of this Agreement. Should Buyer fail to give the Due Diligence Termination Notice as required hereby, Buyer shall be deemed to have waived the right to terminate this Agreement pursuant to this Section 8(d) and shall be obligated to complete the purchase of the Property without any abatement of the Purchase Price.

(e)          Buyer agrees to indemnify, protect, defend, and hold Seller and its partners, trustees, beneficiaries, shareholders, members, managers, advisors, and other agents, and their respective partners, members, trustees, beneficiaries, employees, officers, directors, and shareholders (collectively, the “Indemnified Parties”) harmless from and against any and all liabilities, demands, actions, causes of action, suits, claims, losses, damages, costs, and expenses (including, without limitation, reasonable attorneys’ fees, court costs, and litigation expenses) suffered or incurred by any of the Indemnified Parties as a result of any activities of Buyer (including activities of any of Buyer’s agents and employees) relating to the Buyer’s inspection of the Property including, without limitation, mechanics’ liens, damage to the Property, injury to persons or property resulting from such activities in connection therewith as caused by the Buyer or its representatives. If the Property is disturbed or altered in any way as a result of such activities, Buyer shall promptly restore the Property to its condition existing prior to the commencement of such activities which disturb or alter the Property. The terms of this Section 8(f) shall survive Settlement or the earlier termination of this Agreement.

(f)          Buyer agrees that it or its affiliate maintain and cause any of its representatives or agents conducting any activities on the Property on behalf of the Buyer to maintain and have in effect commercial general liability insurance with limits of not less than One Million and no/100 Dollars ($1,000,000.00) for personal injury, including bodily injury and death, and property damage.

10

 9.          Operations Prior to Settlement. Seller shall continue to insure, operate and maintain the Property to Settlement in substantially the same manner as operated and maintained by Seller prior to the date hereof. In the event that after the date hereof and prior to the Settlement Date there occurs a spill, discharge, release, deposit or emplacement of any hazardous substances, as such term is defined in any federal, state or local statute, law, rule, regulation or order (“Hazardous Substances”) on the Land or Improvements which results in contamination of the Land or Improvements beyond permitted governmental tolerances for residential property, provided such condition was not caused by Buyer, its agents, servants or contractors, Seller shall perform all remedial activity, including the installation of monitoring equipment necessary to remediate any such Hazardous Substance to Buyer’s satisfaction, and, if necessary, the closing shall be adjourned for a reasonable period to permit Seller to complete such activities. Notwithstanding the foregoing, if (i) the aggregate cost of such remediation exceeds $500,000, either party shall have the right to terminate this Agreement upon notice to the other; provided further, that Seller may not terminate this Agreement if Buyer agrees to pay the excess of such remediation costs over the sum specified above; and (ii) the time required to remediate such spill, discharge, release, deposit or emplacement of Hazardous Substances will be in excess of ninety (90) days, as estimated by Buyer, then Buyer shall have the right to terminate this Agreement upon notice to Seller. In the event this Agreement is terminated by either party pursuant to this Section 9, the Deposit and the Extension Deposit shall be refunded to Buyer, whereupon this Agreement and all rights and obligations of the parties hereunder shall be null and void.

10.          Representations and Warranties.

A.          In addition to the representations and warranties contained in Section 9 hereof and/or otherwise in this Agreement, Seller, to induce Buyer to enter into this Agreement and to purchase the Property, represents and warrants to Buyer as follows:

              (i)           Seller has full capacity, power and authority to execute and deliver this Agreement and to perform all of the provisions hereof to be performed by Seller.

              (ii)          Seller has not received any written notice and has no knowledge of any pending or threatened lawsuits, building code violation enforcement proceedings, state or federal statutory or regulatory violations, ADA claims and/or condemnation proceeding or other proceedings in the nature of eminent domain in connection with the Property or any portion or portions thereof.

              (iii)         Seller has received no written notice and otherwise has no knowledge that the Property is not in compliance with any applicable environmental laws, statutes and regulations.

              (iv)         Seller and/or the person executing this Agreement on behalf of Seller have full capacity, power and authority to execute and deliver this Agreement and to perform all of the provisions hereof to be performed by Seller.

11

                               (v)          That there are no proceedings at law or in equity before any court, grand jury administrative agency or other governing agency or instrumentality, executions, assignments for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy or under any other debtor relief laws contemplated by or pending or threatened against Seller, the Property Entity or the Property, or any portion thereof.

                               (vi)          That the FRS Documents are true, correct, complete and unaltered copies of such documents or disclosures as are in Seller’s and/or FRS’s possession.

                               (vii)          As used herein, “Seller’s knowledge” or any similar reference means the knowledge of all agents, representatives, members, managers, officers, shareholders and other persons familiar with the operation and management of the Property, Seller and FRS and that Seller and FRS will make appropriate inquiry or investigation as may be required to authenticate the Property Documents and FRS Documents to substantiate these representations and warranties and/or as may be reasonably required by Buyer.

(viii)        the execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby in the manner contemplated herein will not violate any provision of law, statute, rule or regulation to which Seller or the Property is subject or violate any judgment, order, writ, injunction or decree of any court applicable to Seller or the Property;

(ix)          the execution, delivery and performance of the FRS Lease by Tenant and the consummation of the transactions contemplated thereby in the manner contemplated therein will not violate any provision of law, statute, rule or regulation to which Tenant or the Property is subject or violate any judgment, order, writ, injunction or decree of any court applicable to Tenant or the Property;

(x)          Seller has not entered into any agreement (written or oral), other than the FRS Lease and any consent to the Interflex Sublease granting any rights of possession to any third party, and Seller has not executed any other agreement of sale, option agreement or right of first refusal with respect to the Property;

(xi)         all proceedings required to be taken by or on behalf of Seller to authorize it to make, deliver and carry out the terms of this Agreement have been taken and this Agreement is the legal, valid and binding obligation of Seller enforceable in accordance with its terms;

(xii)         to Seller’s knowledge, there are no proceedings at law or in equity before any court, grand jury, no consent, authorization, license, permit, registration or approval of, or exemption or other action by, any governmental or public body, commission or authority is required in connection with the execution, delivery and performance by Seller of this Agreement;

12

(xiii)         to Seller’s knowledge, (i) there have been and currently are no hazardous substances, as such term is defined in any federal, state or local statute, law, rule, regulation or order (“Hazardous Substances”) on, in or beneath the Land or Improvements, (ii) no landfill has ever been operated on the Land or Improvements, (iii) no portion of the Land or Improvements has been used to refine, produce, store, handle, transfer, process or transport any Hazardous Substances in violation of law, and (iv) there are no underground storage tanks on the Land or Improvements and no underground storage tanks have been removed from the Land or Improvements;

(xiv)         Seller has forwarded to Buyer true and complete copies of all reports and investigations in its possession or under its control relating to the environmental condition of the Land and Improvements;

(xv)          to the best of Seller’s knowledge, there is no material latent physical defect affecting the Land or Improvements;

(xvi)         all sums payable by reason of any labor or materials heretofore furnished with respect to the Property have been, or in the ordinary course of business prior to the Closing Date will be, paid, and Seller knows of no material dispute in connection therewith;

(xvii)         Seller is not a “foreign person” under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) and upon consummation of the transaction contemplated hereby, Buyer will not be required to withhold from the Price any withholding tax;

(xviii)        the permits, certificates and licenses from governmental authorities held by Seller or required by law in connection with its ownership, use, occupancy, operation and maintenance of the Property and, to Seller’s knowledge, are all of the certificates, licenses and permits necessary in connection with the current ownership, use, occupancy, operation and maintenance thereof; to Seller’s knowledge, all of the Permits are in full force and effect and none of the Permits has been suspended or revoked;

(xix)          there are no management, leasing, service or maintenance contracts relating to the Property which cannot be terminated prior to the Closing Date;

(xx)            to Seller’s knowledge, neither the Land nor the Improvements is subject to or has been granted any abatement from real estate taxes and the Property will not be subject to an added assessment or omitted property taxes on account of improvements or betterments made prior to the Closing Date;

(xxi)           all information and documents heretofore delivered by Seller to Buyer or to be delivered by Seller to Buyer and relating to the Property are true, complete and accurate in all material respects, and with respect to documents, are true, correct and complete copies thereof; and

(xxii)          to the best of Seller’s knowledge, there is no material adverse fact or condition relating to the Property which has not been specifically disclosed in writing by Seller to Buyer, and Seller knows of no fact or condition of any kind or character which materially and adversely affects the Property.

13

The representations and warranties made in the forgoing Sections 10(A)(i)-(xxii) shall survive settlement for nine (9) months or the earlier termination of this Agreement.

          B.          Buyer, to induce Sellers to enter into this Agreement, represents and warrants to Sellers, to the best of Buyer’s actual knowledge, as hereinafter set forth.

(i)            Buyer has all requisite power to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(ii)           This Agreement has been duly executed and delivered by Buyer, and this Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except that such enforceability against Buyer may be limited by bankruptcy, insolvency, or other similar laws of general applicability affecting the enforcement of creditors’ rights generally and by the court’s discretion in relation to equitable remedies.

(iii)          The execution, delivery and performance by Buyer of this Agreement does not and will not (A) conflict with or violate any law, judgment or decree applicable to Buyer, (B) cause a default or give rise to any right of termination, cancellation or acceleration under the terms, conditions or provisions of any agreement, contract, commitment, arrangement or understanding to which such Buyer is a party or (C) violate any contract, agreement, commitment, understanding or arrangement (including, without limitation, any confidentiality or non-compete provisions contained therein) with any third party with respect to the purchase or financing of the Property described herein.

(iv)          No consent or approval of or by, or any notification of or filing with, any person or entity, including without limitation any governmental authority (each, a “Person”) is required in connection with the execution, delivery or performance by Buyer of this Agreement, or the consummation of the transactions contemplated hereby.

(v)          There is no action, suit or proceeding pending or, to the knowledge of Buyer, threatened against or affecting Buyer in any court or before or by any federal, state, county or municipal department, commission, board, bureau or agency or other governmental instrumentality which seeks or in any way poses the risk of a judgment or liability being imposed upon Buyer which could materially adversely affect the financial condition of Buyer or Buyer’s ability to perform its agreements and obligations hereunder.

(vi)         All deposits made by any person or entity not a party or signatory hereto (“Third Party Depositor”) pursuant to this Agreement for and/or on behalf of Buyer are subject to the terms of this Agreement as and when received by the Escrow Holder. No Third Party Depositor shall be entitled to demand a refund of any deposit made by it except in accordance with the terms of this Agreement by and through the Buyer.

(vii)        Buyer is a sophisticated and experienced investor in real property and is purchasing the Property and/or the Property Entity in its “As-Is, Where-Is and With All Faults” condition. Prior to entering into this Agreement Buyer has evaluated the Property based on its own experience and any investigations of the Property and/or Property Entity Buyer elected to make and any such investigations Buyer undertakes pursuant to Section 8 hereof.

14

                              (viii)          Except for the representation set forth in Section 10(B)(vii) above, which shall survive Settlement or earlier termination of this Agreement, Buyer’s representations and warranties shall survive for nine (9) months or the earlier termination of this Agreement.

11.          Condemnation. In the event of the taking of all or any material portion or portions of the Property by eminent domain proceedings or the commencement of any such proceeding, at any time prior to the completion of Settlement, Buyer shall have the right to terminate this Agreement by giving written notice to Seller within fifteen (15) business days after Seller notifies Buyer of such proceeding. If this Agreement is so terminated, Escrow Holder shall return to Buyer the Deposit and Extension Deposit, together with any interest earned thereon, Buyer shall return the Property Documents to Seller and this Agreement shall terminate. If Buyer does not terminate this Agreement, the Purchase Price for the Property shall be reduced by the total of any awards or other proceeds actually received by Seller with respect to any such taking and at Settlement Seller shall assign to Buyer all rights of Seller in and to any awards or other proceeds payable but not yet received by Seller by reason of any such taking. In no event shall Seller receive less than the full amount of the Purchase Price set forth herein if this Agreement is not terminated.

12.          Casualty. Seller shall maintain the existing fire and extended coverage insurance in effect until the time of Settlement. If prior to Settlement there shall be any material damage or destruction to the Property by fire or other casualty, Seller shall give prompt notice thereof to Buyer along with copies of all applicable insurance policies then in effect covering the Property. Buyer may elect to terminate this Agreement by giving Seller written notice to that effect within thirty (30) days after receipt by Buyer or Seller’s notice of the casualty. In such event the Deposit, Extension Deposit and the interest accrued thereon shall be returned to Buyer, Buyer shall return the Documents to Seller and this Agreement shall terminate. Otherwise, if there is any loss, damage or destruction to the Property by fire or other casualty and this Agreement is not terminated by Buyer as herein provided, Settlement shall be completed without abatement of the Purchase Price. At Settlement Seller shall pay over to Buyer all insurance proceeds so collected by Seller with respect to such damage, minus Seller’s out of pocket costs incurred in collection of the insurance coverage or unreimbursed repairs to the Property; and to the extent such proceeds have not yet been applied to the repair and restoration of the Property (and if any such proceeds have not been collected, Seller shall assign to Buyer all its right, title and interest in and to the same, minus Seller’s out of pocket costs incurred in collection the insurance coverage or actual documented unreimbursed repairs to the Property which shall be paid/reimbursed to Seller therefrom) and Seller shall credit Buyer at Settlement with the amount of the deductible payable under said insurance policies.

13.          Notices. All notices, statements, demands, requests, consents, communications and certificates from either party hereto to the other shall be made in writing and sent (i) by United States registered or certified mail, return receipt requested, postage prepaid, (ii) by courier service with proof of delivery, or (iii) by telefacsimile or email, addressed as follows:

15

(a)          If intended for Seller:

Brett McIntyre

Interim Chief Financial Officer

FOX Rehabilitation

E-mail: brett.mcintyre@foxrehab.org

Facsimile: 856-751-4219

With a copy to via email:

Blank Rome LLP

One Logan Square

Philadelphia, PA 19103

Attn.: Joel Shapiro, Esquire and Steven A. Shoumer, Esquire

E-mail: Shapiro-jc@blankrome.com; Shoumer@blankrome.com

Facsimile: 215-832-5746

(b)          If intended for Buyer:

c/o United Realty Advisors, LP

60 Broad Street, 34th Floor

New York, New York 10004

Attention: Jacob Frydman

Email: Jacob.F@urpa.com

Facsimile No.: (212) 388-6811

With a copy to:

Nelson Mullins Riley & Scarborough LLP

Bank of America Corporate Center, 42nd Floor

100 North Tryon Street

Charlotte, NC 28202-4007

Attention: Jonathan J. Nugent

Email: Jonathan.Nugent@nelsonmullins.com

Facsimile No. (704) 417-3237

or such other addresses or entities as either party hereto may from time to time direct by service of notice on the other party as provided above. Any such notices, statements, demands, requests, consents, communications or certificates shall be deemed received three business days after the same is deposited with the United States Postal Service or one business day after the same is delivered to a courier service with guaranteed next business day delivery. All notices may be provided by either party’s attorney.

16

14.          No Recording. This Agreement shall not be lodged for recording in any place or office of public record and any action in violation of this provision shall be deemed to be a default hereunder and permit the other party hereto to terminate this Agreement immediately and without further notice; provided, however, that the filing or recording of this Agreement as part of any proceedings instituted in any court of proper jurisdiction to enforce the provisions of this Agreement shall not be deemed to be a breach of this Agreement.

15.          Designation of Ownership Entity. Buyer shall have the right, by notice to Seller at or prior to Settlement, to designate a wholly related single purpose entity to take title to the Property and such entity will be bound hereby jointly with Buyer. Notwithstanding the forgoing and in any event Buyer shall (i) remain fully liable to Seller hereunder for the faithful performance of this Agreement by it or any such designee and (ii) be responsible for 100% of any and all taxes or fees, excluding transfer taxes to be paid by seller pursuant to Section 6(a) of this Agreement, over and above those that would be imposed were Buyer to complete this transaction in its own name imposed by any governmental authority or otherwise as result of the transfer of the Buyer’s rights hereunder to any such designated entity. The terms and conditions of this Section 15 shall survive termination of this Agreement and/or closing and settlement of the transactions contemplated by this Agreement. Notwithstanding anything contained herein to the contrary, Buyer shall not be permitted to assign Buyer’s right, title and interest in and to this Agreement to any party (other than an affiliate of the Buyer) without Seller’s prior written consent.

16.          Other Covenants and Agreements.

A.          No Liens or Encumbrances. Seller agrees that it will not create, suffer or permit to be created, and that it will promptly remove or discharge, any liens or encumbrances against the Property arising subsequent to the date of this Agreement.

B.          Legal Requirements. Seller will, prior to the closing of title, promptly (a) comply with, and cure any violations of, all legal requirements relating to the Property; (b) comply with all instruments of record affecting the Property in accordance with the provisions thereof and within the time period permitted thereby; and (c) comply with all requirements of any insurance company insuring the Property.

C.          Maintenance of Property. Seller will cause the Property to be maintained in substantially the same condition as now maintained and will operate the Property in substantially the same manner as it has heretofore operated the same; will not enter into any construction, management, maintenance or service contracts which might become the obligation of Buyer; and will promptly inform Buyer in writing of any material event adversely affecting the ownership, use, occupancy, operation or maintenance of the Property, whether or not insured against.

D.          Certificate of Occupancy. If any governmental authority requires that certificates of occupancy, certificates of continued occupancy, smoke detector certifications or other inspection or occupancy certificates be obtained in connection with the conveyance of the Property to Buyer, Seller shall, at its cost, obtain such documents and make any repairs, replacements, alterations and changes to the Property required in connection therewith prior to the closing of title.

17

E.          Contracts. Seller will not enter into contracts or agreements related to the operation or maintenance of the Property except in good faith and in the ordinary course of business and which provide that same may be terminated without cost by Seller on or before he Settlement Date.

F.          Insurance. Seller will cause fire, extended coverage and public liability insurance covering the Property to be maintained in full force and effect as heretofore maintained by it.

G.          Change in Representations and Warranties. Seller and Buyer shall notify the other promptly upon obtaining knowledge of any material change in any of Seller’s or Buyer’s, as applicable, representations and warranties contained herein.

17.           Broker. Seller and Buyer acknowledge that Matthew Neisser of Markeim Chalmers, Inc. (“Broker”) is the sole, moving, efficient and procuring cause of this sale and in consideration of its services in making this sale and at the time of Settlement, provided the transaction closes and funds, Seller hereby agrees to pay to Broker a commission not to exceed three and one-half percent (3.5%) of the Purchase Price (the “Commission”). The parties agree to indemnify, defend and hold each other harmless from and against any claims relating to a commission or other compensation in connection with this Agreement, made by any broker, finder or any other party other than the Broker named above who claims to have dealt with or communicated to the parties in connection with this Agreement.

18.          Time of the Essence. Time, wherever mentioned herein, shall be of the essence of this Agreement.

19.          Binding Effect. This Agreement shall be binding upon and inure to the benefit of Seller and Buyer and their respective successors and assigns.

20.          Entire Agreement. This is the entire agreement between the parties hereto regarding the transaction contemplated hereby and there are no other terms, covenants, conditions, warranties, representations or statements, oral or otherwise, of any kind whatsoever. Any agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Agreement in whole or in part unless such agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

21.          Headings. The headings incorporated in this Agreement are for convenience and reference only. They are not a part of this Agreement and do not in any way control, define, limit, or add to the terms and conditions hereof.

22.          Governing Law; Venue. This Agreement shall be construed, interpreted and governed by the laws of the State of New Jersey, disregarding any conflicts of law provisions therein. Jurisdiction and venue of any legal action hereunder shall be in any state or federal court with appropriate jurisdiction over the parties hereto.

18

23.          Counterparts. This Agreement may be executed in any number of counterparts, by facsimile, email attachment or otherwise, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

24.          AS-IS; RELEASE. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, INCLUDING WITHOUT LIMITATION SECTION 10 (THE “SELLER’S EXPRESS WARRANTIES”), SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESSED OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE (OTHER THAN SELLER’S LIMITED WARRANTY OF TITLE TO BE SET FORTH IN THE DEED), ZONING, TAX CONSEQUENCES, LATENT PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, VALUATION, OR ANY OTHER MATTER OR THING REGARDING THE PROPERTY. BUYER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO BUYER AND BUYER SHALL ACCEPT THE PROPERTY “AS IS, WHERE IS, WITH ALL FAULTS”, EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT. OTHER THAN THE SELLER’S EXPRESS WARRANTIES, BUYER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESSED OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, PROPERTY INFORMATION PACKAGES DISTRIBUTED WITH RESPECT TO THE PROPERTY) MADE OR FURNISHED BY SELLER, THE MANAGER OF THE PROPERTY, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT. BUYER REPRESENTS TO SELLER THAT BUYER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS BUYER DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT. UPON CLOSING, BUYER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY BUYER’S INVESTIGATIONS, AND BUYER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLER’S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH BUYER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER (AND SELLER’S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL LAWS) AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY. AS PART OF THE PROVISIONS OF THIS SECTION 24, BUT NOT AS A LIMITATION THEREON, BUYER HEREBY AGREES, REPRESENTS AND WARRANTS THAT THE MATTERS RELEASED HEREIN ARE NOT LIMITED TO MATTERS WHICH ARE KNOWN OR DISCLOSED, AND BUYER HEREBY WAIVES ANY AND ALL RIGHTS AND BENEFITS WHICH IT NOW HAS, OR IN THE FUTURE MAY HAVE CONFERRED UPON IT, BY VIRTUE OF THE PROVISIONS OF FEDERAL, STATE OR LOCAL LAW, RULES OR REGULATIONS. TO THE EXTENT THAT ANYTHING CONTAINED IN THIS SECTION 24 IN ANY WAY CONTRADICTS OR LIMITS THE SELLER’S EXPRESS WARRANTIES, SELLER’S EXPRESS WARRANTIES SHALL BE DEEMED CONTROLLING AS IF THIS SECTION 24 WERE NOT PART OF THIS AGREEMENT.

[Signatures on following page]

19

          IN WITNESS WHEREOF and intending to be legally bound hereby, the parties have executed this Agreement of Sale on the date set forth above.

SELLER:

FRS CARNEGIE PLAZA, L.L.C.

By:	/S/ Brett McIntyre
Brett McIntyre, Chief Financial Officer

Date:	7/17/14

BUYER:

UNITED REALTY PARTNERS, LLC

By:	/s/ Jacob Frydman
Name:	Jacob Frydman
Title:	Authorized Signatory

Date:	7/23/14

THIS ESCROW HOLDER ON THIS ___ DAY OF __________, 2014 HEREBY JOINS IN AND AGREES AND ACCEPTS ALL OF THE RESPONSIBILITIES OF ESCROW HOLDER AS SET FORTH IN THIS AGREEMENT:

ESCROW HOLDER:

By:
Name:
Title:

Date:

20

EXHIBIT “A”

PROPERTY DESCRIPTION

[TO BE PROVIDED UPON SITE INSPECTION/SURVEY]

21

EXHIBIT “B”

LEASE

[TO BE PROVIDED]

22

EXHIBIT “C”

SUBLEASE FLOORPLAN

[TO BE PROVIDED]

23